Exhibit 5.1
GIBSON, DUNN & CRUTCHER LLP
Lawyers
a registered limited liability partnership
including professional corporations
333 South Grand Avenue, Los Angeles, California 90071-3197
(213) 229-7000
www.gibsondunn.com
November 30, 2009

Direct Dial (213) 229-7000	Client No. C 22695-00096
Fax No.
(213) 229-7520
Dole Food Company, Inc.
One Dole Drive
Westlake Village, CA 91362
Re:	Proposed Offering of up to 6,000,000 Shares of Common Stock Pursuant to Dole Food Company, Inc. 2009 Stock Incentive Plan
Ladies and Gentlemen:
          We have examined the Registration Statement on Form S-8 (the “Registration Statement”), of Dole Food Company, Inc. (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) on November 30, 2009, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 6,000,000 shares of the Company’s common stock, par value $0.001 per share, (the “Shares”). The Shares subject to the Registration Statement are to be issued under the Dole Food Company, Inc. 2009 Stock Incentive Plan (the “Plan”).
          We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
          Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours, /s/ Gibson, Dunn & Crutcher LLP

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